EXHIBIT 99.2


                       FOURTH AMENDMENT TO
             SUBSIDIARY LOAN AND SECURITY AGREEMENTS


     This FOURTH AMENDMENT TO SUBSIDIARY LOAN AND SECURITY AGREEMENTS (this "Amendment") is entered into as of the 31st day of July, 1997, by and among each of the Borrowers listed on the signature pages hereof (each, individually, a "Borrower" and, collectively, the "Borrowers") and TALLEY MANUFACTURING AND TECHNOLOGY, INC., a Delaware corporation (the "Lender").


                       W I T N E S S E T H:


     WHEREAS, each of the Borrowers has heretofore entered into a Subsidiary Loan and Security Agreement with the Lender dated
October 22, 1993, as amended (each, individually, a "Subsidiary
Loan Agreement" and, collectively, the "Subsidiary Loan
Agreements");

     WHEREAS, the Lender has assigned all of its rights under the Subsidiary Loan Agreements and the other Loan Documents with all of the Borrowers to the Agent for the benefit of the lenders (the "Parent Lenders") under the Parent Loan Agreement pursuant to the Collateral Assignment Agreement;

     WHEREAS, the Lender, the Agent and the Parent Lenders are about to enter into a Ninth Amendment to Loan and Security
Agreement with respect to the Parent Loan Agreement (the "Parent
Amendment") to make certain changes thereto;

     WHEREAS, the Lender and the Borrowers wish to enter into this Amendment to make certain changes to the Subsidiary Loan Agreements consistent with those to be made to the Parent Loan Agreement pursuant to the Parent Amendment and the execution and delivery of this Amendment is a condition precedent to the effectiveness of the Parent Amendment; and

     WHEREAS, the consent of Agent is required for the execution, delivery and performance of this Amendment with respect to the Subsidiary Loan Agreements with all of the Borrowers.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Subsidiary Loan Agreements.

     2.   Amendments to Change Borrowing Base Reporting.

          2.1. The first sentence of Section 2.4 of each Subsidiary Loan Agreement is hereby amended in its entirety to read as follows:

     On the fifth Business Day following the end of each month, unless sooner requested by Lender, Borrower shall provide Lender with a preliminary Borrowing Base Certificate, and on the fifteenth day following the end of each month, Borrower shall provide Lender with the final version of such Borrowing Base Certificate, each substantially in the form attached hereto as Exhibit A-1 for such month; provided, however, that if, at any time, under Section 2.4(a) of the Parent Loan Agreement, the Lender is required to provide Borrowing Base Certificates to the Agent on a weekly basis, then, on the second Business Day following the end of each week, the Borrower shall provide Lender with a Borrowing Base Certificate substantially in the form attached hereto as Exhibit A-2 for such week.

          2.2. The list of Exhibits in each Subsidiary Loan
Agreement is hereby amended by deleting the words "EXHIBIT A
Form of Borrowing Base Certificate" and substituting the following words therefor:

     EXHIBIT A-1    Form of Monthly Borrowing Base Certificate

     EXHIBIT A-2    Form of Weekly Borrowing Base Certificate

          2.3. Each Subsidiary Loan Agreement is hereby amended by deleting EXHIBIT A thereto.

          2.4. Exhibits A-1 and A-2 to each Subsidiary Loan
Agreement shall be in the forms thereof attached hereto as Exhibits
A-1 and A-2.

     3.   Amendment to Section 4.1.  The first sentence of Section
4.1 of each Subsidiary Loan Agreement is hereby amended by deleting the words "one-half percent (.50%) per annum above" from the fourth line thereof and substituting the words "equal to" therefor.

     4.   Amendment to Cash Dominion Procedures.

          4.1. The following definition shall be added to Section
1.1 of each Subsidiary Loan Agreement, in appropriate alphabetical order:

          "Blockage Notices" shall have the meaning ascribed to such term in Section 13.1 hereof.






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          4.2. Section 13 of each Subsidiary Loan Agreement shall
be amended and restated in its entirety to read as follows:

     "13. Payments; Collection.

          13.1. Unless otherwise agreed in writing from time to time hereafter, all payments which Borrower is required to make to Lender under this Agreement or under any of the other Loan Documents may, at the option of the Lender, be made by appropriate debits to the Loan Account. Lender may in its sole discretion elect to bill Borrower for such amounts in which case the amount shall be immediately due and payable with interest thereon as provided herein. At any time after either (a) an Event of Default has occurred or (b) Lender reasonably believes or suspects that Borrower or its Affiliates have committed fraud or made a statement, representation or warranty which shall have been materially false or misleading when made, then Lender or its designee may, at any time, notify customers or Account Debtors that Receivables have been assigned to Lender or of its security interest therein, collect the same directly and charge all reasonable out-of-pocket collection costs and expenses to the Loan Account. All proceeds of Collateral and all payments of money by any Person shall, at the direction of Lender, be deposited into a lockbox account, dominion account or such other "blocked account" as Lender may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Agent (the "Collecting Bank"). The Borrower shall issue to the Collecting Banks irrevocable letters of instruction, in form and substance satisfactory to the Agent, directing the Collecting Banks, upon receipt of instructions ("Blockage Notices") to do so from the Agent, thenceforth to transfer all funds then and thereafter deposited in the Collecting Banks solely to the Agent, either to any account maintained by the Agent at the Collecting Bank or by wire transfer to appropriate account(s) of the Agent, and not to the Borrower or any Subsidiary. All funds deposited in such "blocked account" shall immediately become Collateral and the Borrower shall use its best efforts to obtain the agreement by the Collecting Bank to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Collecting Bank thereunder. Alternatively, upon the issuance of a Blockage Notice, Lender may establish depository accounts in the name of Lender at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Receivables, dividends and other sums paid to Borrower by the Subsidiaries or cause same to be deposited, in kind, in such depository accounts of Lender in lieu of depositing same to the blocked accounts. Except as otherwise contemplated in Section 13.2 hereof, Lender will credit all such payments to the Loan Account, conditional upon final collection; credit will be given for cleared funds received prior to 1:00 p.m. New York City time, by Lender at its account at the First National Bank of Chicago (or such other account of Lender as it shall designate in writing to Borrower), two (2) Business Days after such receipt thereof and until receipt by Lender at such address, no credit will be given. In all cases, the Loan Account will be credited only with the net amounts actually received by Lender. Should any check or item of payment not be honored for payment, then, Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

          Borrower agrees to pay to Lender any and all out-of-pocket fees, costs and expenses which Lender incurs in connection with opening and maintaining any "blocked account" and depositing for collection by Lender any check or item of payment received and/or delivered to Collecting Bank or Lender on account of the Obligations and Borrower further agrees to reimburse Lender for any claims asserted by the Collecting Banks in connection with Borrower's "blocked account" and any amounts paid to any Collecting Banks arising out of Lender's indemnification of such Collecting Banks against damages incurred by the Collecting Bank in the operation of such Borrower's
     "blocked account". Borrower further agrees that Lender shall have the right, in its sole discretion, to require Borrower to establish lock box accounts in addition to, or in lieu of, Borrower's "blocked account", which lock box accounts will be subject to an agreement (consistent with the provisions of this Agreement) acceptable to Lender, Borrower and the Collecting Banks."

          13.2. Notwithstanding the provisions of Section 13.1 hereof, so long as (a) no Default, Event of Default or Subsidiary Event of Default (as such terms are defined in the Parent Loan Agreement) has occurred and (b) Excess Availability (as defined in the Parent Loan Agreement) is Ten Million Dollars ($10,000,000) or more, Borrower shall be permitted to receive directly from the Collecting Banks the funds deposited therein. However, if at any time (x) any Default, Event of Default or Subsidiary Event of Default (as such terms are defined in the Parent Loan Agreement) shall occur, or (y) Excess Availability (as defined in the Parent Loan Agreement) shall be or become less than Ten Million Dollars ($10,000,000), such permission shall automatically cease and Agent may, and upon the request of the Required Lenders (as defined in the Parent Loan Agreement) shall, then and thereafter issue Blockage Notices to the Collecting Banks.

     5. Amendments to Section 19 of Talley Defense Systems, Inc. Subsidiary Loan Agreement.

          5.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the Talley Defense Systems, Inc. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                    Period                            Amount
                    ------                            ------
     April 1, 1997 through June 30, 1997            $10,000,000
     July 1, 1997 through September 30, 1997        $10,000,000
     October 1, 1997 through December 31, 1997      $10,000,000
     January 1, 1998 through March 31, 1998         $11,000,000
     April 1, 1998 through June 30, 1998            $11,000,000
     July 1, 1998 through September 30, 1998        $11,000,000
     October 1, 1998 through December 31, 1998      $11,000,000
     Every Month Thereafter                         $11,000,000
                                                    plus an
                                                    increase of
                                                    $500,000 each
                                                    January 1,
                                                    commencing
                                                    January 1,
                                                    1999

          5.2. Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Talley Defense Systems, Inc. Subsidiary Loan Agreement shall be amended by (i) deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                     Amount
          -----------------------                     ------
     June 30, 1997                                  $1,000,000
     September 30, 1997                             $1,000,000
     December 31, 1997                              $1,000,000
     March 31, 1998                                 $1,250,000
     June 30, 1998                                  $1,250,000
     September 30, 1998                             $1,250,000
     December 31, 1998                              $1,250,000
     Each Calendar Quarter Thereafter               $1,250,000 plus an
                                                    increase of $250,000
                                                    each January 1,
                                                    commencing  January
                                                    1, 1999
and (ii) adding the following at the end of Section 19.2 "provided, however, that Borrower's Free Cash Flow as of the end of any such quarter shall be computed without including in the computation of the sum of Capital Expenditures those Capital Expenditures made by the Borrower or its Affiliates in connection with the participation by the Borrower or its Affiliates in the Aegis Technologies, L.L.C.
joint venture regarding the joint development of certain airbag technology."

     6. Amendments to Section 19 of Universal Propulsion Company, Inc. Subsidiary Loan Agreement.

          6.1. Amendment to Tangible Net Worth Covenant. Section 19.1 of the Universal Propulsion Company, Inc. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                         Amount
                     ------                         ------
     April 1, 1997 through June 30, 1997          $13,000,000
     July 1, 1997 through September 30, 1997      $13,000,000
     October 1, 1997 through December 31, 1997    $13,000,000
     January 1, 1998 through March 31, 1998       $13,500,000
     April 1, 1998 through June 30, 1998          $13,500,000
     July 1, 1998 through September 30, 1998      $13,500,000
     October 1, 1998 through December 31, 1998    $13,500,000
     Every Month Thereafter                       $13,500,000
                                                  plus an
                                                  increase of
                                                  $500,000 each
                                                  January 1,
                                                  commencing
                                                  January 1, 1999

          6.2. Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Universal Propulsion Company, Inc. Subsidiary Loan Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                    Amount
          -----------------------                    ------
     June 30, 1997                                ($1,300,000)
     September 30, 1997                           ($2,500,000)
     December 31, 1997                            ($4,500,000)
     March 31, 1998                               ($4,250,000)
     June 30, 1998                                ($4,000,000)
     September 30, 1998                           ($3,750,000)
     December 31, 1998                            ($3,500,000)
     Each Calendar Quarter Thereafter             ($3,500,000) plus an
                                                  increase of $250,000
                                                  each January 1,
                                                  commencing January
                                                  1, 1999

     7.   Amendments to Section 19 of Electrodynamics, Inc.
Subsidiary Loan Agreement.

          7.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the Electrodynamics, Inc. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                         Amount
                     ------                         ------
     April 1, 1997 through June 30, 1997          $9,000,000
     July 1, 1997 through September 30, 1997      $9,000,000
     October 1, 1997 through December 31, 1997    $9,000,000
     January 1, 1998 through March 31, 1998       $10,000,000
     April 1, 1998 through June 30, 1998          $10,000,000
     July 1, 1998 through September 30, 1998      $10,000,000
     October 1, 1998 through December 31, 1998    $10,000,000
     Every Month Thereafter                       $10,000,000 plus an
                                                  increase of
                                                  $1,000,000
                                                  each January 1,
                                                  commencing
                                                  January 1, 1999

          7.2. Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Electrodynamics, Inc. Subsidiary Loan Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                    Amount
          -----------------------                    ------
     June 30, 1997                                 $2,000,000
     September 30, 1997                            $2,250,000
     December 31, 1997                             $2,500,000
     March 31, 1998                                $2,500,000
     June 30, 1998                                 $2,750,000
     September 30, 1998                            $2,750,000
     December 31, 1998                             $2,750,000
     Each Calendar Quarter Thereafter              $2,750,000 plus an
                                                   increase of $250,000
                                                   each January 1,
                                                   commencing January
                                                   1, 1999

     8.   Amendments to Section 19 of Rowe Industries, Inc.
Subsidiary Loan Agreement.

          8.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the Rowe Industries, Inc. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                          Amount
                     ------                          ------
     April 1, 1997 through June 30, 1997            $100,000
     July 1, 1997 through September 30, 1997        $100,000
     October 1, 1997 through December 31, 1997      $100,000
     January 1, 1998 through March 31, 1998         $250,000
     April 1, 1998 through June 30, 1998            $250,000
     July 1, 1998 through September 30, 1998        $250,000
     October 1, 1998 through December 31, 1998      $250,000
     Every Month Thereafter                         $250,000 plus
                                                    an increase of
                                                    $100,000 each
                                                    January 1,
                                                    commencing
                                                    January 1,
                                                    1999

          8.2. Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Rowe Industries, Inc. Subsidiary Loan Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                    Amount
          -----------------------                    ------
     June 30, 1997                                  $100,000
     September 30, 1997                             $100,000
     December 31, 1997                              $100,000
     March 31, 1998                                 $125,000
     June 30, 1998                                  $125,000
     September 30, 1998                             $125,000
     December 31, 1998                              $125,000
     Each Calendar Quarter Thereafter               $125,000 plus an
                                                    increase of $25,000
                                                    each January 1,
                                                    commencing January
                                                    1, 1999

     9. Amendments to Section 19 of John J. McMullen Associates, Inc. Subsidiary Loan Agreement.

          9.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the John J. McMullen Associates, Inc. Subsidiary Loan
Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                          Amount
                     ------                          ------
     April 1, 1997 through June 30, 1997           $7,000,000
     July 1, 1997 through September 30, 1997       $7,000,000
     October 1, 1997 through December 31, 1997     $7,000,000
     January 1, 1998 through March 31, 1998        $7,250,000
     April 1, 1998 through June 30, 1998           $7,250,000
     July 1, 1998 through September 30, 1998       $7,250,000
     October 1, 1998 through December 31, 1998     $7,250,000
     Every Month Thereafter                        $7,250,000
                                                   plus an increase
                                                   of $250,000 each
                                                   January 1, commencing
                                                   January 1, 1999

          9.2.  Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the John J. McMullen Associates, Inc. Subsidiary Loan Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                    Amount
          -----------------------                    ------
     June 30, 1997                                 $4,000,000
     September 30, 1997                            $4,000,000
     December 31, 1997                             $4,000,000
     March 31, 1998                                $5,000,000
     June 30, 1998                                 $5,000,000
     September 30, 1998                            $5,000,000
     December 31, 1998                             $5,000,000
     Each Calendar Quarter Thereafter              $5,000,000 plus an
                                                   increase of $250,000
                                                   each January 1, commencing
                                                   January 1, 1999

     10.  Amendments to Section 19 of Talley Metals Technology,
Inc. Subsidiary Loan Agreement.

          10.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the Talley Metals Technology, Inc. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                          Amount
                     ------                          ------
     April 1, 1997 through June 30, 1997           $21,500,000
     July 1, 1997 through September 30, 1997       $21,500,000
     October 1, 1997 through December 31, 1997     $21,500,000
     January 1, 1998 through March 31, 1998        $22,000,000

                     Period                          Amount
                     ------                          ------
     April 1, 1998 through June 30, 1998           $22,000,000
     July 1, 1998 through September 30, 1998       $22,000,000
     October 1, 1998 through December 31, 1998     $22,000,000
     Every Month Thereafter                        $22,000,000
                                                   plus an increase of
                                                   $250,000 each January 1,
                                                   commencing January 1, 1999

          10.2.  Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Talley Metals Technology, Inc. Subsidiary Loan Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                    Amount
          -----------------------                    ------
     June 30, 1997                                 $2,500,000
     September 30, 1997                            $3,500,000
     December 31, 1997                             $5,000,000
     March 31, 1998                                $5,000,000
     June 30, 1998                                 $6,000,000
     September 30, 1998                            $6,000,000
     December 31, 1998                             $6,000,000
     Each Calendar Quarter Thereafter              $6,000,000 plus an
                                                   increase of $250,000
                                                   each January 1,
                                                   commencing January 1, 1999

     11. Amendments to Section 19 of Amcan Specialty Steels, Inc. Subsidiary Loan Agreement.

          11.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the Amcan Specialty Steels, Inc. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                          Amount
                     ------                          ------
     April 1, 1997 through June 30, 1997           $4,500,000
     July 1, 1997 through September 30, 1997       $4,500,000
     October 1, 1997 through December 31, 1997     $4,500,000
     January 1, 1998 through March 31, 1998        $4,750,000
     April 1, 1998 through June 30, 1998           $4,750,000
     July 1, 1998 through September 30, 1998       $4,750,000
     October 1, 1998 through December 31, 1998     $4,750,000
     Every Month Thereafter                        $4,750,000
                                                   plus an increase of
                                                   $250,000 each January 1,
                                                   commencing January 1, 1999

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

          11.2.  Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Amcan Specialty Steels, Inc. Subsidiary Loan Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                    Amount
          -----------------------                    ------
     June 30, 1997                                  $500,000
     September 30, 1997                             $525,000
     December 31, 1997                              $550,000
     March 31, 1998                                 $550,000
     June 30, 1998                                  $600,000
     September 30, 1998                             $625,000
     December 31, 1998                              $650,000
     Each Calendar Quarter Thereafter               $650,000 plus an
                                                    increase of $100,000
                                                    each January 1,
                                                    commencing January
                                                    1, 1999

     12.  Amendments to Section 19 of Porcelain Products Co.
Subsidiary Loan Agreement.

          12.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the Porcelain Products Co. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                          Amount
                     ------                          ------
     April 1, 1997 through June 30, 1997           $6,500,000
     July 1, 1997 through September 30, 1997       $6,500,000
     October 1, 1997 through December 31, 1997     $6,500,000
     January 1, 1998 through March 31, 1998        $7,000,000
     April 1, 1998 through June 30, 1998           $7,000,000
     July 1, 1998 through September 30, 1998       $7,000,000
     October 1, 1998 through December 31, 1998     $7,000,000
     Every Month Thereafter                        $7,000,000
                                                   plus an
                                                   increase of
                                                   $250,000 each
                                                   January 1,
                                                   commencing
                                                   January 1,
                                                   1999

         12.2.  Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Porcelain Products Co. Subsidiary Loan
Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

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

          Calendar Quarter Ending                    Amount
          -----------------------                    ------
     June 30, 1997                                 $2,000,000
     September 30, 1997                            $3,000,000
     December 31, 1997                             $3,000,000
     March 31, 1998                                $3,250,000
     June 30, 1998                                 $3,250,000
     September 30, 1998                            $3,250,000
     December 31, 1998                             $3,250,000
     Each Calendar Quarter Thereafter              $3,250,000 plus an
                                                   increase of $150,000
                                                   each January 1,
                                                   commencing January
                                                   1, 1999

     13.  Amendments to Section 19 of Dimetrics, Inc. Subsidiary
Loan Agreement.

          13.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the Dimetrics, Inc. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                          Amount
                     ------                          ------
     April 1, 1997 through June 30, 1997           $3,500,000
     July 1, 1997 through September 30, 1997       $3,500,000
     October 1, 1997 through December 31, 1997     $3,500,000
     January 1, 1998 through March 31, 1998        $4,000,000
     April 1, 1998 through June 30, 1998           $4,000,000
     July 1, 1998 through September 30, 1998       $4,000,000
     October 1, 1998 through December 31, 1998     $4,000,000
     Every Month Thereafter                        $4,000,000
                                                   plus an
                                                   increase of
                                                   $100,000 each
                                                   January 1,
                                                   commencing
                                                   January 1, 1999

          13.2.  Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Dimetrics, Inc. Subsidiary Loan Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                     Amount
          -----------------------                     ------
     June 30, 1997                                 ($1,750,000)
     September 30, 1997                            ($1,500,000)
     December 31, 1997                             ($1,250,000)
     March 31, 1998                                ($1,500,000)

         Calendar Quarter Ending                      Amount
         -----------------------                      ------
     June 30, 1998                                 ($1,250,000)
     September 30, 1998                            ($1,000,000)
     December 31, 1998                             ($750,000)
     Each Calendar Quarter Thereafter              ($750,000) plus an
                                                   increase of $100,000
                                                   each January 1,
                                                   commencing January 1, 1999

     14.  Amendments to Section 19 of Waterbury Companies, Inc.
Subsidiary Loan Agreement.

          14.1.  Amendment to Tangible Net Worth Covenant.  Section
19.1 of the Waterbury Companies, Inc. Subsidiary Loan Agreement shall be amended and restated in its entirety to read as follows:

     Borrower shall cause its Tangible Net Worth, as measured at the end of each calendar month, to equal or exceed the following amounts during the term of this Agreement:

                     Period                          Amount
                     ------                          ------
     April 1, 1997 through June 30, 1997           $13,500,000
     July 1, 1997 through September 30, 1997       $13,500,000
     October 1, 1997 through December 31, 1997     $13,500,000
     January 1, 1998 through March 31, 1998        $14,000,000
     April 1, 1998 through June 30, 1998           $14,000,000
     July 1, 1998 through September 30, 1998       $14,000,000
     October 1, 1998 through December 31, 1998     $14,000,000
     Every Month Thereafter                        $14,000,000
                                                   plus an
                                                   increase of
                                                   $500,000 each
                                                   January 1,
                                                   commencing
                                                   January 1, 1999

          14.2.  Amendment to Cumulative Free Cash Flow Covenant.
Section 19.2 of the Waterbury Companies, Inc. Subsidiary Loan Agreement shall be amended by deleting the columns titled "Calendar Quarter Ending" and "Amount" and replacing them in their entirety with the following:

          Calendar Quarter Ending                    Amount
          -----------------------                    ------
     June 30, 1997                                 $1,500,000
     September 30, 1997                            $2,500,000
     December 31, 1997                             $2,750,000
     March 31, 1998                                $2,800,000
     June 30, 1998                                 $2,850,000
     September 30, 1998                            $2,900,000
     December 31, 1998                             $2,950,000
     Each Calendar Quarter Thereafter              $2,950,000 plus an
                                                   increase of $50,000
                                                   each January 1,
                                                   commencing January 1, 1999

     15. Conditions to Effectiveness. Except for Section 3 of this Amendment which shall be effective as of July 1, 1997, and Sections 5 through 14, inclusive, which shall each be effective as of April 1, 1997, this Amendment shall be effective as of the date first above written, provided, however, that any and all Sections of this Amendment shall only be effective upon satisfaction of the following conditions precedent:

          15.1. Execution of this Amendment. The Agent shall have received this Amendment executed by a duly authorized officer of Lender and each Borrower.

          15.2. Consent of Agent. TBCC, as Agent, shall have consented to the execution, delivery and performance of this Amendment by executing the Consent set forth below.

          15.3. Amendments to Parent Loan Documents. The Lender shall have executed the Parent Amendment and the Lender and each Borrower shall have executed and/or delivered such other documents and instruments in connection therewith as the Parent Lenders and the Agent shall require as a condition precedent to the effectiveness thereof, each in form and substance satisfactory to the Agent, and such Parent Amendment shall have become effective.

          15.4. Corporate Proceedings. The Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to Agent) of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Amendment and the other Loan Documents contemplated hereby, all certified by the Secretary or an Assistant Secretary of each Borrower on the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate.

          15.5. No Defaults. No Default or Event of Default shall have occurred and be existing either before or immediately after giving effect to this Amendment.

          15.6. Representations and Warranties True. The representations and warranties contained herein, in the Subsidiary Loan Agreements and in all other Loan Documents (other than representations and warranties that expressly speak only as of a specified different date) shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.

          15.7. Certificate of Officers. The Agent shall have received a certificate, in form and substance satisfactory to the Agent, dated the date of the effectiveness of this Amendment and signed by the President, a Vice President or the Secretary, and the Treasurer or Controller, of each Borrower certifying that the conditions set forth in this Section 15 have been fulfilled and as to such other matters as the Agent shall reasonably require.

          15.8. Other Conditions. The Agent shall have received such other agreements, opinions, certificates, representations, instruments and other documents as it may reasonably require, all in form and substance satisfactory to the Agent.

     16. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender and the Agent that (i) the execution, delivery and performance of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by such Borrower and the Affiliates are within their respective corporate powers and have been duly authorized by all necessary corporate action, (ii) no consent, approval, authorization of, or declaration or filing with, any governmental or public authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by such Borrower and the Affiliates, except for those already duly obtained, (iii) this Amendment and the other documents and instruments to be executed and delivered in connection herewith by such Borrower and the Affiliates have been duly executed by such Borrower and Affiliates and constitute the legal, valid and binding obligation of such Borrower and Affiliates, enforceable against them in accordance with their terms, (iv) the execution, delivery and performance by such Borrower and the Affiliates of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by such Borrower and Affiliates do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of such Borrower or any of the Affiliates by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower or such Subsidiary is a party or which is binding upon it,
(b) any requirement of law applicable to such Borrower or such Subsidiary, or (c) the Certificate or Articles of Incorporation or By-Laws of such Borrower or such Subsidiary, (v) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (vi) no change or development or event involving a prospective change, which in any such case has had or could reasonably be expected to have a material adverse effect on the ability of such Borrower to perform its obligations under the Loan Documents or on the business, operations, assets, conditions (financial or otherwise) or prospects of the Borrowers on a consolidated basis has occurred and is continuing.

     17.  Reference to and Effect on Loan Documents.

          17.1. On and after the date hereof, each reference in the Subsidiary Loan Agreements to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to a Subsidiary Loan Agreement, shall mean and be a reference to such Subsidiary Loan Agreement as amended hereby.

          17.2. Except as specifically amended above, all of the terms of the Subsidiary Loan Agreements shall remain unchanged and in full force and effect.

          17.3. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default, nor as a waiver any right, power or remedy of any Lender or the Agent under any Subsidiary Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of any Subsidiary Loan Agreement or any of the other Loan Documents.

     18. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including delivery by telecopier) shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     19. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

     20. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                         BORROWERS:

                         AMCAN SPECIALTY STEELS, INC.; DIMETRICS,
                         INC.; ELECTRODYNAMICS, INC.; JOHN J.
                         MCMULLEN ASSOCIATES, INC.; PORCELAIN
                         PRODUCTS CO.; ROWE INDUSTRIES, INC.;
                         TALLEY AUTOMOTIVE PRODUCTS, INC.; TALLEY
                         DEFENSE SYSTEMS, INC.; TALLEY
                         INTERNATIONAL INVESTMENT CORPORATION;
                         TALLEY METALS TECHNOLOGY, INC.; UNIVERSAL
                         PROPULSION COMPANY; WATERBURY COMPANIES,
                         INC.; WDC, INC.


                         By:/s/   Mark S. Dickerson
                            --------------------------
                            Name:  Mark S. Dickerson
                            Title: Secretary



                         LENDER:

                         TALLEY MANUFACTURING AND TECHNOLOGY, INC.


                         By:/s/   Daniel R. Mullen
                            --------------------------
                            Name:  Daniel R. Mullen
                            Title: Treasurer

                         CONSENT OF AGENT


          The undersigned, as Agent, hereby consents to the execution, delivery and performance of the foregoing Fourth
Amendment to Subsidiary Loan and Security Agreements with respect to the Subsidiary Loan Agreements.


Dated:  As of July 31, 1997


                  TRANSAMERICA BUSINESS CREDIT CORPORATION, as Agent


                  By:/s/   Michael Burns
                     ---------------------
                     Name:  Michael Burns
                     Title: Vice President